SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d)
                   of the Securities Exchange
                           Act of 1934

        Date of Report (Date of earliest event reported):
                          Not Applicable


                 NATIONAL HEALTH INVESTORS, INC.
      (Exact name of registrant as specified in its charter)


   Maryland                  33-41863                    62-1470956
  -----------              ------------                --------------
(State or other            (Commission                (I.R.S. Employer
jurisdiction of             File Number)              Identification
incorporation)                                           Number)

  100 Vine Street, Suite 1400, City Center, Murfreesboro, Tennessee  37130
        --------------------------------------------------------------
                 (Address of principal executive offices)


                             (615) 890-9100
        --------------------------------------------------------------
            (Registrant's telephone number, including area code)

                             Not Applicable
        --------------------------------------------------------------
            (Former name, former address and former fiscal year,
                      if changed since last report)

                   --------------------------------

                        Exhibit Index on Page 3

Item 5.   Other Events.

     On July 24,1998 the Company announced plans to purchase up to $ 20 million in shares of its common stock on the open market. A copy of the press release is attached hereto as Exhibit 99.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL HEALTH INVESTORS, INC.


                                        By: /s/ Richard F.  LaRoche, Jr.
                                        Name:   Richard F. LaRoche, Jr.
                                        Title:  Vice President


Date:   July 30, 1998

                          Exhibit Index

Exhibit No. 99.

Press Release dated July 24, 1998.

NHI to buy it own stock

     MURFREESBORO, Tenn. National Health Investors,
Inc., (NYSE: NHI and NHIPr) one of the nation's largest health care real estate investment trusts, announced today that the board of directors has authorized the company to purchase up to $20 million of its own shares.

     The purchases will be made from time to time in the open market over the next 12 months and in accordance with Security Exchange Commission rule number 10b-18, company officials said. The company has approximately 25 million shares outstanding.

     National Health Investors, Inc. specializes in the financing of healthcare real estate by first mortgage and by purchase and leaseback transactions.
Currently NHI has a market valuation of more than $900 million. The common and preferred stocks of the company trade on the New York Stock Exchange with the symbols NHI and NHIPr respectively.

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